UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX		75039
(Address of principal executive offices)		(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange
7.00% tangible equity units	DYNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Debt Offering

On June 21, 2019 Vistra Operations Company LLC (“Vistra Operations” or the “Issuer”), an indirect wholly-owned subsidiary of Vistra Energy Corp. (the “Company”), issued and sold $1,300,000,000 aggregate principal amount of the Issuer’s 5.00% Senior Notes due 2027 (the “New Notes”) in an offering (the “New Notes Offering”) to eligible purchasers under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes were sold pursuant to a purchase agreement (the “Purchase Agreement”) by and among the Issuer, certain direct and indirect subsidiaries of the Issuer (the “Subsidiary Guarantors”), and Goldman Sachs & Co. LLC, as representative of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”). A copy of the Purchase Agreement was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 7, 2019.

The Issuer received net proceeds from the sale of the New Notes of approximately $1,287,000,000 after deducting the initial purchasers’ discounts and commissions. The Company is using the net proceeds, together with cash on hand, (i) to pay the purchase price and accrued interest (together with fees and expenses) required in connection with the Tender Offers (as defined below), (ii) upon satisfaction of the conditions in the Notice of Conditional Redemption, dated June 6, 2019, to the holders of the 2022 Notes (as defined below), to pay the repurchase price to redeem any and all of the 2022 Notes outstanding after completion of the applicable Tender Offer, and, upon the satisfaction of the conditions in the Notice of Conditional Redemption, dated June 6, 2019, to the holders of the 2024 Notes (as defined below), to pay the repurchase price to redeem up to an aggregate principal amount that, when taken together with the aggregate principal amount of 2024 Notes purchase in the applicable Tender Offer, is equal to, but not in excess of the 2024 Maximum Amount (as defined below), (iii) to pay fees and expenses related to the New Notes Offering and incurred in connection with the Tender Offers, and (iv) the remainder, if any, for general corporate purposes.

The New Notes were issued under an indenture, dated as of June 21, 2019 (the “New Notes Indenture”), by and among the Issuer, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee.

The New Notes Indenture provides for the full and unconditional guarantee by the Subsidiary Guarantors of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the New Notes and the New Notes Indenture (the “Guarantees”).

Interest on the New Notes will accrue from June 21, 2019, at a rate of 5.00% per annum. Interest on the New Notes will be payable by the Issuer on January 31 and July 31 of each year, beginning on January 31, 2020. The New Notes will mature on July 31, 2027.

Prior to July 31, 2022, the Issuer will have the option to redeem all or any portion of the New Notes at a redemption price equal to 100% of the aggregate principal amount of the New Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after July 31, 2022, the Issuer may redeem all or any portion of the New Notes at various redemption prices set forth in the New Notes Indenture. Prior to July 31, 2022, the Issuer may also redeem up to 40% of the New Notes at a price equal to 105.00% of the aggregate principal amount of the New Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, using the proceeds of certain equity offerings of the Issuer or any direct or indirect parent entity of the Issuer to the extent such proceeds are contributed to the common equity capital of the Issuer.

Upon (i) the occurrence of a change of control and (ii) a downgrade by one or more gradations, or the withdrawal, in either case, of the rating of the New Notes within 60 days after the change of control by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Inc., the Issuer will be required to make an offer to repurchase all or any portion of the outstanding New Notes at a price in cash equal to 101% of the aggregate principal amount of the New Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to the rights of holders thereof on the relevant record date to receive interest due on the relevant interest payment date.

The New Notes Indenture contains certain covenants and restrictions, including, among others, restrictions on the ability of the Issuer and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The foregoing description of the New Notes Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the New Notes Indenture and the forms of New Notes, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

Tender Offers

On June 20, 2019, the Company issued a press release announcing the results to date of its previously announced cash tender offers (the “Tender Offers”) for any and all of its 7.375% Senior Notes due 2022 (the “2022 Notes”) issued by Dynegy Inc. (“Dynegy”), as predecessor to the Company and up to $760,000,000 aggregate principal amount (the “2024 Maximum Amount”) of its 7.625% Senior Notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Existing Notes”) issued by Dynegy, as predecessor to the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

This Current Report does not constitute an offer to purchase nor a solicitation of an offer to sell any Existing Notes in the Tender Offers. The Tender Offers are only being made pursuant to the Offer to Purchase and the accompanying Letter of Transmittal. The Tender Offers are not being made to holders of the Existing Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Private Debt Offering” in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Indenture, dated as of June 21, 2019, among Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors (as defined therein), and Wilmington Trust, National Association, as Trustee.

4.2	—	Form of Rule 144A Global Security for 5.00% Senior Note due 2027 (included in Exhibit 4.1).

4.3	—	Form of Regulation S Global Security for 5.00% Senior Note due 2027 (included in Exhibit 4.1).

99.1	—	Press Release issued by Vistra Energy Corp. dated June 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2019	Vistra Energy Corp.

/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer